                                                                   EXHIBIT 2.2


                            FORM OF ESCROW AGREEMENT

          ESCROW AGREEMENT (the "Agreement"), dated as of _______ __, 2000, among MUSE Technologies, Inc., a Delaware corporation or its permitted assigns ("MUSE"), Russell G. Barbour and John William Poduska, Sr., as representatives of the AVS Stockholders (the "Stockholder Representatives"), Advanced Visual Systems Inc., a Delaware corporation (the "Company"), for purposes of Section 10 of the Agreement and Bank of Albuquerque, N.A., a New Mexico banking corporation, as escrow agent (the "Escrow Agent").


                                  INTRODUCTION

                  The Agreement and Plan of Merger dated as of July __, 2000 (the "Merger Agreement"), among the Company, MUSE and MUSE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MUSE, requires as a condition to the Merger contemplated thereby that MUSE, the Stockholder Representatives on behalf of the AVS Stockholders and the Escrow Agent enter into this Agreement and that MUSE and the Stockholder Representatives on behalf of the AVS Stockholders deliver the Escrow (as defined below) to the Escrow Agent in order to provide for indemnity payments that the AVS Stockholders may become obligated to make to MUSE (together with its affiliates, the "Indemnified Parties") as provided in Article VI and elsewhere in the Merger Agreement. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Merger Agreement.

                  MUSE, the Stockholder Representatives on behalf of the AVS Stockholders and the Escrow Agent agree as follows:

                  1. Appointment of the Escrow Agent; Delivery of Escrow. Each of the AVS Stockholders and MUSE constitute and appoint the Escrow Agent as, and the Escrow Agent agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt (a) from MUSE of ______ stock certificates (the "Original Share Certificates") representing 160,000 shares, in the aggregate (the "Indemnity Shares"), of MUSE common stock, par value $.015 per share ("MUSE Common Stock") which are owned by the AVS Stockholders, and (b) from the Stockholder Representatives on behalf of the AVS Stockholders two stock powers executed in blank. The stock powers, the shares represented by the Original Share Certificates and any dividends or distributions in stock or other securities with respect to the Indemnity Shares, shall constitute and be defined as the "Escrow".

                  2. Acceptance and Undertaking of the Escrow Agent. The Escrow Agent hereby acknowledges receipt of the foregoing documents and instruments comprising the Escrow and

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covenants to hold all of the same in escrow, and subsequently to release and distribute, or return, as the case may be, the Escrow or any part thereof, only pursuant to and in strict accordance with all of the terms and conditions of this Agreement.

                  3. Taxes. All taxes in respect of the Escrow shall be the obligation of and shall be paid when due by the AVS Stockholders, who shall indemnify and hold the Indemnified Parties and the Escrow Agent harmless from and against all such taxes. The Escrow Agent shall have no responsibility for any tax reporting and, subject to this Agreement, any income on the Escrow shall be paid to the Stockholder Representatives on behalf of the AVS Stockholders upon the release of such Escrow.

                  4. Claims Against the Escrow.

                  (a) Concurrently with the delivery of a Claim Notice or an Indemnity Notice to the Stockholder Representatives on behalf of the AVS Stockholders, or within a reasonable period thereafter, MUSE will deliver to the Escrow Agent a certificate in substantially the form of Annex I attached to this Agreement (a "Certificate of Instruction"). No Certificate of Instruction may be delivered without the prior or simultaneous delivery of a Claim Notice or an Indemnity Notice. The Escrow Agent shall give written notice to the Stockholder Representatives of its receipt of a Certificate of Instruction not later than the second business day next following receipt thereof, together with a copy of such Certificate of Instruction.

                  (b) If the Escrow Agent (i) shall not, within 10 calendar days following its delivery of its written notice with a copy of a Certificate of Instruction to the Stockholder Representatives (the "Objection Period"), have received from the Stockholder Representatives a certificate in substantially the form of Annex II attached to this Agreement (an "Objection Certificate") disputing the AVS Stockholders' obligation to pay the Owed Amount (as defined and referred to in such Certificate of Instruction), or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (x) a certificate from MUSE and the Stockholder Representatives substantially in the form of Annex III attached to this Agreement (a "Resolution Certificate") stating that MUSE and the Stockholder Representatives on behalf of the AVS Stockholders have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties or (y) a copy of a final, nonappealable order of a court of competent jurisdiction (accompanied by a certificate of MUSE substantially in the form of Annex IV attached to this Agreement (a "Litigation Certificate")) stating that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties by the AVS Stockholders, then the Escrow Agent shall (1) in the case of (b)(i) or (b)(ii)(x), on the second business day next following (A) the expiration of the Objection Period or (B) the Escrow Agent's receipt of a Resolution Certificate, as the case may be (or as promptly thereafter as practicable if the Original Share Certificates are required to be transferred into different denominations), or (2) in the case of
(b)(ii)(y), on the fifth business day next following the day on which written notice of the Escrow Agent's receipt of a Litigation Certificate is given by Escrow Agent to the Stockholder Representatives (or as promptly thereafter as practicable if the Original Share Certificates are

                                       -2-


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required to be transferred into different denominations), deliver to MUSE a number of Indemnity Shares with stock powers, in proportion to each AVS Stockholder's pro rata portion of the total amount of MUSE Common Stock then held in escrow, having an aggregate value equal to the Owed Amount (or such specified portion) (based on a price per share of MUSE Common Stock equal to the market price on the date of consummation of the Merger (the "Share Price")). No fractional shares shall be issued and any Share Price that is not equally divided by a whole share shall be rounded up to the nearest whole share. The Escrow Agent shall be authorized on behalf of each AVS Stockholder to complete each stock power as necessary to comply with the provisions of this Escrow Agreement.

                  (c) In the event that the number of shares of MUSE Common Stock being delivered pursuant to paragraph (b) above is less than all of the shares then in the Escrow, then (i) MUSE shall deliver or cause to be delivered to the Escrow Agent, in exchange for the Original Share Certificates (or Replacement Share Certificates, as the case may be), new certificates in the names of the AVS Stockholders representing shares not being delivered pursuant to paragraph (b) above (the "Replacement Share Certificates") and, (ii) if requested by the Escrow Agent, the Stockholder Representatives on behalf of the AVS Stockholders shall deliver additional stock powers executed by the Stockholder Representatives on behalf of the AVS Stockholders in blank. The Replacement Share Certificates and corresponding stock powers shall thereafter be the Escrow.

                  (d) The Escrow Agent shall give written notice to MUSE of its receipt of an Objection Certificate not later than the second business day next following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to the Stockholder Representatives of its receipt of a Litigation Certificate not later than the second business day next following receipt thereof, together with a copy of such Litigation Certificate.

                  (e) Upon delivery by the Escrow Agent of the Indemnity Shares with stock powers representing the Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow Agent of a Resolution Certificate or a Litigation Certificate and the distribution by the Escrow Agent of the Indemnity Shares with stock powers representing the Owed Amount referred to therein, the related Certificate of Instruction shall be deemed canceled.

                  (f) Upon MUSE's determination that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion thereof), MUSE will deliver to the Escrow Agent prior to the expiration of the applicable Objection Period a certificate substantially in the form of Annex V attached to this Agreement (a "MUSE Cancellation Certificate") canceling such Certificate of Instruction (or such specified portion thereof, as the case maybe), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the Stockholder Representatives of its receipt of a MUSE Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such MUSE Cancellation Certificate.


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                  (g) Upon receipt of a final, nonappealable order of a court of competent jurisdiction to the effect that none of the Owed Amount referred to in a Certificate of Instruction, as to which the Stockholder Representatives delivered an Objection Certificate within the Objection Period, is payable to any Indemnified Party by the AVS Stockholders, the Stockholder Representatives may, provided no Resolution Certificate or Litigation Certificate shall have previously been received by the Escrow Agent, deliver a copy of such order (accompanied by a certificate of the Stockholder Representatives on behalf of the AVS Stockholders substantially in the form of Annex VI attached to this Agreement (a "Stockholder Representatives' Cancellation Certificate")) canceling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to MUSE of its receipt of a Stockholder Representatives' Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Stockholder Representatives' Cancellation Certificate.

                  (h) The Escrow Agent shall have no obligation to verify that the order attached to a Litigation Certificate or Stockholder Representatives' Cancellation Certificate constitutes a final, nonappealable order of a court of competent Jurisdiction, and shall be entitled to reasonably rely upon MUSE's or the Stockholder Representatives' statement to that effect.

                  5. Release; Expiration Date. At such time on or following the 12 month anniversary of the Closing Date (the "Expiration Date"), when all Certificates of Instruction received by the Escrow Agent on or prior to the Expiration Date have been canceled in accordance with paragraph (e), (f,) or (g) of Section 4, the Escrow Agent shall promptly deliver to the Stockholder Representatives at a location of the Stockholder Representatives' designation, the Escrow, as it shall then be constituted after any necessary exchanges of share certificates have been made in accordance with Sections 4(b), and (c) hereof, and this Agreement (other than Sections 6, 7 and 8) shall automatically terminate. In the event all Certificates of Instruction received by the Escrow Agent on or prior to the Expiration Date shall not have been canceled in accordance with Section 4 hereof, then this Agreement shall continue in full force and effect until the cancellation of such Certificate of Instruction in accordance with Section 4. The Escrow Agent shall be entitled to require payment of amounts owed to it under Section 8 before distributing the Escrow in accordance with this Section 5.

                  6. Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance with this Agreement, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document.
In furtherance and not in limitation of the foregoing:

                  (i) the Escrow Agent shall be fully protected in relying, in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;


                                       -4-


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                  (ii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection with this Agreement; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence;

                  (iii) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties under this Agreement, which counsel shall not be attorneys of any of the AVS Stockholders or of the Indemnified Parties or their respective Affiliates, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

                  (iv) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights under this Agreement, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties under this Agreement as to which there is no such uncertainty, shall be to keep safely all property held in the Escrow until it shall be directed otherwise in writing by each of the parties to this Agreement or by a final, nonappealable order of a court of competent jurisdiction; provided, that in the event that the Escrow Agent has not received such written direction or court order within 180 calendar days after requesting the same, it may interplead MUSE and the AVS Stockholders or the Stockholder Representatives on behalf of the AVS Stockholders in any court of competent jurisdiction and request that such court determine its rights and duties under this Agreement unless the parties to this Agreement otherwise agree;

                  (v) the Escrow Agent may execute any of its powers or responsibilities under this Agreement and exercise any rights under this Agreement either directly or by or through agents or attorneys selected with reasonable care, which shall not be agents or the attorneys of any of the AVS Stockholders or the Indemnified Parties or their respective Affiliates. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New Mexico and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of any certificates or the shares in the Escrow, this Agreement, the Merger Agreement or of any agreement amendatory or supplemental to this Agreement. The Escrow Agent shall not be liable for any other party's failure to comply with its covenants relating to the Merger Agreement, including without limitation under applicable securities laws; and

                  (vi) other than the obligations as specifically set forth herein, the Escrow Agent shall not be obligated to preserve or protect any rights with respect to the shares in Escrow or to receive or give any notice with respect thereto, all of which shall remain the sole responsibility of the Stockholder Representatives.


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                  7. Cooperation. MUSE and the Stockholder Representatives on
behalf of the AVS Stockholders shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities under this Agreement. MUSE has provided the Escrow Agent with a certificate setting forth the names of officers authorized to deliver instructions hereunder and a sample of the genuine signature of such officers, and the Escrow Agent shall be entitled to rely upon such certificates until a substitute certificate is delivered hereunder. The Stockholder Representatives are authorized to deliver instructions hereunder on behalf of the AVS Stockholders, and a sample of the genuine signatures of the Stockholder Representatives has been delivered to the Escrow Agent in the form provided on the signature page hereto.

                  8. Fees and Expenses, Indemnity. MUSE shall be liable to the Escrow Agent for the fees of the Escrow Agent for its services under this Agreement. Each of MUSE and the AVS Stockholders shall be jointly and severally liable to reimburse and indemnify the Escrow Agent and its employees, officers, directors and agents, for, and hold it harmless against, any loss, liabilities, damages, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; provided that notwithstanding the foregoing, neither MUSE nor the AVS Stockholders shall be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence, provided, further, that the obligations of the AVS Stockholders pursuant to this Section 8 shall be limited to and satisfied solely from the amount of the Indemnity Shares then held in the Escrow. Subject to the foregoing, the Escrow Agent shall be entitled to recover the full amount of such losses, liabilities, damages, costs and expenses from MUSE or (solely from the Escrow) the AVS Stockholders; provided that in the event that MUSE or the AVS Stockholders pay any such amount hereunder, MUSE, on the one hand, and the AVS Stockholders, on the other, shall be entitled to reimbursement of one-half such amount from the AVS Stockholders (solely from the Escrow) or MUSE (as the case may be). Escrow Agent shall have a lien on and right of setoff against the Escrow for unpaid amounts owed to it hereunder.

                  9. Resignation and Removal of the Escrow Agent.

                  (a) The Escrow Agent may resign 30 calendar days following the giving of prior written notice thereof to the Stockholder Representatives and MUSE. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the Stockholder Representatives and MUSE and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property then comprising the Escrow to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties under this Agreement and other information with respect to the Escrow as such successor may reasonably request.


                                       -6-


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                  (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of 30 calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because the Stockholder Representatives and MUSE are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select another successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement.

                  (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent under this Agreement and the receipt of the property then comprising the Escrow, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (ii) of Section 6 and subject to survival of Section 8, and such successor escrow agent shall for all purposes of this Agreement be the Escrow Agent.

                  10. Stockholder Representatives. The Company hereby represents and warrants that each AVS Stockholder has previously appointed through due and valid action the Stockholder Representatives with full power and authority to act as attorney-in-fact and on behalf of each AVS Stockholder in connection with any and all matters with respect to this Agreement and the Merger Agreement, and the Stockholder Representatives have accepted such appointment to act as representative and on behalf of each AVS Stockholder under this Agreement and the Merger Agreement. The Stockholder Representatives shall have the authority to act on behalf of and to bind each AVS Stockholder for purposes of the provisions of this Agreement and the Merger Agreement. If a Stockholder Representative dies, resigns or becomes incapacitated, the AVS Stockholders shall have the authority to appoint a successor to act as Stockholder Representative hereunder, provided any such successor Stockholder Representative is reasonably acceptable to MUSE.

                  11. Notices. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered personally, by overnight courier or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to MUSE, to:


                  MUSE Technologies, Inc.
                  1601 Randolph, S.E.
                  Albuquerque, NM 87106
                  Telephone:        (505) 843-6873
                  Telecopy:         (505) 766-9123
                  Attention:        Brian Clark, President

                  with a copy to:


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                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY  10036
                  Telephone:        (212) 969-3208
                  Telecopy:         (212) 969-2900
                  Attention:        Neil S. Belloff, Esq.

                  If to the AVS Stockholders, to the Stockholder
                  Representatives:

                  Russell G. Barbour and John William Poduska, Sr. Advanced Visual Systems Inc.
                  300 Fifth Avenue
                  Waltham, MA 02154
                  Telephone:        (781) 890-4300
                  Telecopy:         (781) 890-8287

                  with a copy to:

                  Hill & Barlow
                  One International Place
                  Boston, Massachusetts  02110
                  Telephone:        (617) 428-3000
                  Telecopy:         (617) 428-3500
                  Attention:        Thomas C. Chase, Esq.

                  If to the Escrow Agent, to:

                  Bank of Albuquerque, N.A.
                  9520 N. May, Suite 110
                  Oklahoma City, OK 73120
                  Telephone:        (405) 936-3972
                  Telecopy:         (405) 936-3964
                  Attention:        Rachel Singleton

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail or overnight courier in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties to this Agreement.


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                  12. Entire Agreement; Amendments, etc. This Agreement
represents and contains the entire understanding among the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, understandings and other dealings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified, and any of the terms of this Agreement may be waived, only by a written instrument duly executed by or on behalf of MUSE, the Stockholder Representatives and the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                  13. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO A CONTRACT EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PARTIES HERETO EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY AND COUNTY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

                  14. Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  15. Miscellaneous.

                  (a) This Agreement is binding upon and will inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions of this Agreement. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute, one and the same instrument.


                                       -9-


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                  (b) The parties agree that the shares in Escrow may not be sold, pledged or otherwise transferred or disposed of during the term of this Agreement, except as provided in Sections 4(b), 4(c) and 8 hereof.

                  (c) Voting. While the MUSE Common Stock is in Escrow, the AVS Stockholders shall have the right to vote such shares. The Escrow Agent shall have the obligation of forwarding to the Stockholder Representatives any and all notices to the AVS Stockholders, including notices relating to voting rights, and the Stockholder Representatives shall be authorized to vote the shares in Escrow on behalf of the AVS Stockholders.

                  The parties to this Agreement have caused this Agreement to be executed as of the date first above written.

                         MUSE TECHNOLOGIES, INC.

                         By:    ________________________________
                                Name:
                                Title:

                         STOCKHOLDER REPRESENTATIVES:

                                ________________________________
                                Russell G. Barbour

                                ________________________________
                                John William Poduska, Sr.

                                ESCROW AGENT:

                                Bank of Albuquerque, N.A.,
                                as Escrow Agent

                         By:    ________________________________
                                Name:
                                Title:

                         The undersigned hereby joins in this Agreement for the purposes of the first sentence of Section 10:
                         ADVANCED VISUAL SYSTEMS INC.

                         By:    ________________________________
                                Name:
                                Title:


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



                                     ANNEX I


                           CERTIFICATE OF INSTRUCTION

                                       to

                           Bank of Albuquerque, N.A.,

                                 as Escrow Agent


         The undersigned, MUSE Technologies, Inc. ("MUSE") pursuant to Section 4(a) of the Escrow Agreement, dated as of ________ __, 2000, among MUSE, the Stockholder Representatives, Advanced Visual Systems Inc. and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

         (a) certifies that (i) MUSE or another Indemnified Party has sent to the Stockholder Representatives a Claim Notice or an Indemnity Notice, a copy of which is attached hereto, and (ii) the amount of $ _____ (the "Owed Amount") is payable to the Indemnified Parties by the AVS Stockholders pursuant to the Merger Agreement by reason of the matter described in such Claim Notice or Indemnity Notice; and

         (b) instructs you to deliver to MUSE a number of shares of MUSE Common Stock with stock powers (which you are authorized to complete as necessary) having an aggregate value equal to the Owed Amount (i) unless you receive an Objection Certificate from the Stockholder Representatives prior to the expiration of the Objection Period, within two business days following the expiration of the Objection Period, or (ii) if you receive an Objection Certificate within the Objection Period, within two business days following your receipt of a Resolution Certificate or a Litigation Certificate.

                             MUSE TECHNOLOGIES, INC.


                             By:  ______________________________________
                                  Name:
                                  Title:


Dated:  _______________, ______


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


                                                                       ANNEX II


                              OBJECTION CERTIFICATE

                                       to

                           Bank of Albuquerque, N.A.,

                                 as Escrow Agent

         The undersigned, pursuant to Section 4(b) of the Escrow Agreement, dated as of _______ __, 2000, among MUSE Technologies, Inc. ("MUSE"), the Stockholder Representatives, Advanced Visual Systems Inc. and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

(a) disputes that the Owed Amount referred to in the Certificate of Instruction dated _______________ ___, ______ is payable to the Indemnified Parties by the AVS Stockholders pursuant to the Merger Agreement;

(b) certifies that the undersigned has sent to MUSE a written statement of the undersigned dated _______________ ___, ______, a copy of which is attached hereto, disputing the AVS Stockholders' liability to the Indemnified Parties for the Owed Amount; and

(c) objects to your delivery to MUSE of the Owed Amount as provided in such Certificate of Instruction.



                                 ____________________________________
                                 STOCKHOLDER REPRESENTATIVE


Dated:  _______________, ______

                                                                      ANNEX III


                             RESOLUTION CERTIFICATE

                                       to

                           Bank of Albuquerque, N.A.,

                                 as Escrow Agent

         The undersigned, MUSE Technologies, Inc. ("MUSE"), and the Stockholder Representatives, pursuant to Section 4(b) of the Escrow Agreement, dated as of _______ ___, 2000, among MUSE, the Stockholder Representatives, Advanced Visual Systems Inc. and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

         (a) certify that (i) MUSE and the AVS Stockholders have resolved their dispute as to the matter described in the Certificate of Instruction dated _______________, ______ and the related Objection Certificate dated
_______________, ______ and (ii) the final Owed Amount with respect to the matter described in such Certificates is $__________________;

         (b) instruct you to deliver to MUSE a number of shares of MUSE Common Stock with stock powers (which you are authorized to complete as necessary) having an aggregate value equal to such final Owed Amount (based on the Share Price) within two business days following your receipt of this Certificate; and

         (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds such final Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.

                             MUSE TECHNOLOGIES, INC.


                             By:  __________________________________
                                  Name:
                                  Title:

                            ________________________________________
                            STOCKHOLDER REPRESENTATIVE


Dated:  _______________, ______

                                                                       ANNEX IV


                             LITIGATION CERTIFICATE

                                       to

                           Bank of Albuquerque, N.A.,

                                 as Escrow Agent

         The undersigned, MUSE Technologies, Inc. ("MUSE"), pursuant to Section 4(b) of the Escrow Agreement, dated as of ________ __, 2000, among MUSE, the Stockholder Representatives, Advanced Visual Systems Inc. and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

         (a) certifies that (i) attached hereto is a final, nonappealable order of a court of competent jurisdiction resolving the dispute between MUSE or other Indemnified Party and the AVS Stockholders as to the matter described in the Certificate of Instruction dated _______________, ______ and the related Objection Certificate dated _______________, ______ and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in such order, is $___________;

         (b) instructs you to deliver to MUSE a number of shares of MUSE Common Stock with stock powers (which you are authorized to complete as necessary) having an aggregate value equal to such final Owed Amount (based on the Share Price) within two business days following your receipt of this Certificate; and

         (c) agrees that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds such final Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.


                             MUSE TECHNOLOGIES, INC.


                             By:  ________________________________
                                  Name:
                                  Title:


Dated:  _______________, ______

                                                                        ANNEX V


                          MUSE CANCELLATION CERTIFICATE

                                       to

                           Bank of Albuquerque, N.A.,

                                 as Escrow Agent

         The undersigned, MUSE Technologies, Inc. ("MUSE"), pursuant to Section 4(f) of the Escrow Agreement, dated as of ________ __, 2000, among MUSE, the Stockholder Representatives, Advanced Visual Systems Inc. and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

         (a) certifies that (i) it hereby releases its claim against the AVS Stockholders with respect to [all] [specify portion] of the Owed Amount designated in the Certificate of Instruction dated _______________, ______ and
(ii) as a result, the final Owed Amount with respect to such Certificate of Instruction is $____________; and

         (b) agrees that such Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, canceled.


                             MUSE TECHNOLOGIES, INC.


                             By:  ___________________________________
                                  Name:
                                  Title:


Dated:  _______________, ______

                                                                       ANNEX VI


              STOCKHOLDER REPRESENTATIVES' CANCELLATION CERTIFICATE

                                       to

                           Bank of Albuquerque, N.A.,

                                 as Escrow Agent


         The undersigned, representatives of the AVS Stockholders who are parties, pursuant to authority granted to the undersigned, to the Escrow Agreement, dated as of _______ __, 2000, among MUSE Technologies, Inc. ("MUSE"), the undersigned, Advanced Visual Systems Inc. and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby certifies to you pursuant to Section 4(g) of said Escrow Agreement that (i) attached hereto is a final, nonappealable order of a court of competent jurisdiction resolving the dispute between MUSE or other Indemnified Party and the AVS Stockholders as to the matter described in the Certificate of Instruction dated _______________, ______ and the related Objection Certificate dated __________, ____ and (ii) as provided in such order, there is [no] [specify amount] Owed Amount with respect to the matter described in such Certificates.



                              _____________________________________
                              STOCKHOLDER REPRESENTATIVE


Dated:  _______________, ______